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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Sparton Corporation Stock Incentive Plan of our report dated August 17, 2001, with respect to the consolidated financial statements of Sparton Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2001, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


Ernst & Young LLP

/s/ Ernst & Young LLP


Toledo, Ohio
February 6, 2002